   EXHIBIT 3b

                        KAMAN CORPORATION
                             BY-LAWS

                             ARTICLE I
                              Offices
                             ---------

1. The principal office of this corporation shall be at such place in the Town of Bloomfield in the State of Connecticut as the Directors shall from time to time designate. The corporation may have such other offices within or without the State of Connecticut as the Directors may from time to time determine.

                             ARTICLE II
                       Meeting of Stockholders
                       -----------------------

1. PLACE OF MEETINGS. All meetings of the stockholders shall be held at the principal office or place of business of the corporation, or at such place within or without the State of Connecticut as from time to time may be designated by resolution of the Board of Directors.

2. ANNUAL MEETINGS. The annual meetings of the stockholders shall be held on such day, other than a legal holiday, in the month of March or April of each year and at such time and place as may be designated by the Board of Directors. The purpose of such meeting shall be the election of a Board of Directors by ballot and the transaction of such other business as may properly come before such meeting. If the annual meeting of the stockholders be not held as herein prescribed, the election of directors may be held at any meeting thereafter called pursuant to these by-laws or otherwise lawfully held.

3. NOTICE OF ANNUAL MEETING. A notice setting out the day, hour and place of such annual meeting shall be mailed, postage prepaid, to each stockholder of record at his address as the same appears on the stock book of the corporation, or if no such address appears, at his last known address, not less than seven
(7) days nor more than fifty (50) days before such annual meeting. Such notice shall also state any proposed amendment or repeal of the by-laws of the corporation and any other proposed matter other than the election of directors which, under the Connecticut Stock Corporation Law, expressly requires the vote of stockholders.

4. ADJOURNMENT OF STOCKHOLDERS' MEETING. If a quorum is not present at any meeting of the stockholders, the stockholders present, in person or by proxy, may adjourn such meeting to such future time as shall be agreed upon by them, and notice of such adjournment shall be given to the stockholders not present or represented at the meeting; but if a quorum be present, the stockholders present may adjourn from day to day as they see fit, and no notice of such adjournment need be given.

5. SPECIAL MEETINGS. Special Meetings of the stockholders may be called at any time by the President or by resolution of the Board of Directors. A special meeting of the stockholders shall be called by the President upon the request of any two (2) directors or upon the written request of one (l) or more stockholders holding in the aggregate at least one-tenth (1/10) of the total number of shares entitled to vote at such meeting. The Secretary shall mail a notice of such meeting to each stockholder of record not less than seven (7) days nor more than fifty (50) days before such meeting, and such notice shall state the day, hour and place of such meeting and the purpose thereof.

6. WAIVER OF NOTICE. Notice of any stockholders' meeting may be waived in writing by all the stockholders, and if any stockholder present at a stockholders' meeting does not protest the lack of proper notice prior to or at the commencement of the meeting, he shall be deemed to have waived notice of such meeting.

7. SHAREHOLDERS' CONSENT. Any resolution in writing approved and signed by all the stockholders or their proxies or attorneys shall have the same force and effect as if it were a vote passed by all the stockholders at a meeting duly called and held for that purpose. In addition, actions taken at any meeting of stockholders however called and with whatever notice given, if any, shall be as valid as though taken at a meeting duly called and held on notice, if:

     (l) All stockholders entitled to vote were present in person or by proxy and no objection to holding the meeting was made by any stockholder; or

     (2) A quorum was present, either in person or by proxy, and no objection to holding the meeting was made by any stockholder entitled to vote so present, and if, either before or after the meeting, each of the persons entitled to vote not present in person or by proxy signs a written waiver of notice, or a consent to the holding of the meeting or an approval of the action. The Secretary shall record all such resolutions, waivers, consents and approvals in the minute book of the corporation.

8. QUORUM. A majority of the stock issued and outstanding, either in person or by proxy, shall constitute a quorum for the transaction of business at any meeting of the stockholders;
except that if no quorum be present, a majority of the stockholders present in person or by proxy may adjourn the meeting to such time as they may determine. Notice of any such adjournment shall be given to the stockholders not present or represented at such meeting.

9. PROXIES. At all meetings of the stockholders any stockholder entitled to vote may vote either in person or by proxy. Such proxy shall be in writing, but need not be sealed, witnessed or acknowledged, and shall be filed with the Secretary before the meeting or before being voted.

10. NUMBER OF VOTES OF EACH STOCKHOLDER. Each stockholder, whether represented in person or by proxy, shall be entitled to one (l) vote for each share of stock standing in his own name on the books of this corporation on the record date.

11. VOTING. In the election of directors and in voting on any question on which a vote by ballot is required by law or is demanded by any stockholder, the voting shall be by ballot; on all other questions it may be viva voce.

12. RECORD DATE. For the purpose of determining which stockholders are entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or which stockholders are entitled to receive payment of any dividend or for any other proper purpose, the Board of Directors, and in the absence of their action the Secretary of the corporation or any other person lawfully acting, shall set a record date which shall not be any earlier than the date on which the Board of Directors, the Secretary or such other authorized party acts to set such record date, no more than seventy (70) nor less than ten (10) days before the particular event requiring such determination of stockholders is to occur.


                             ARTICLE III
                              Directors
                              ---------

1.  NUMBER, ELECTION AND TERM OF OFFICE.   The property, business
and affairs of the corporation shall be managed by a Board of Directors composed of not less than three nor more than fifteen directorships in number, which directorships need not be filled by persons who are stockholders. The actual number of directorships shall be fixed by the incorporators and subscribers at their first meeting, and thereafter as the Board of Directors may determine. The first Board of Directors shall be elected at the organizational meeting of the corporation. Thereafter the directors shall be elected by ballot by the stockholders at their annual meeting and shall hold office until the next annual meeting and until their successors shall be chosen and qualified in their stead. (Amended Effective 4/18/94)

2. VACANCIES. Any vacancy in the Board of Directors by reason of death, resignation or other cause may be filled for the unexpired portion of the term by a concurring vote of a majority of the remaining directors in office, or by action of the sole remaining director in office, though such remaining directors are less than a quorum, though the number of directors at the meeting to fill such vacancy are less than a quorum and though such majority is less than a quorum.

3. POWERS OF DIRECTORS. The directors shall have the general management and control of the property, business and affairs of this corporation and shall exercise all the powers that may be exercised or performed by this corporation under the statutes, its Certificate of Incorporation, and these By-laws.

4. PLACE OF MEETINGS. The directors may hold their meetings at such place or places within or without the State of Connecticut as the Board may from time to time determine.

5. REGULAR MEETINGS. A meeting of the directors for the election of officers and the transaction of any other business that may come before such meeting shall be held without other notice immediately following the organization meeting of the corporation and each annual meeting of the stockholders at the place designated therefor.

6. OTHER MEETINGS. Other meetings of the directors may be held whenever the President or a majority of the directors may deem it advisable, notice thereof to be mailed or given orally to each director at least two (2) days prior to such meeting. (Amended Effective 4/26/88).

7. WAIVER OF NOTICE. Notice of any directors' meeting may be waived in writing by all the directors and, if any director present at a directors' meeting does not protest prior to or at the commencement of the meeting the lack of proper notice, he shall be deemed to have waived notice of such meeting.

8. DIRECTORS' CONSENT. Any resolution in writing, approved and signed by all the directors, shall have the same force and effect as if the same were a vote passed by all the directors at a meeting duly called and held for that purpose, and such resolution shall be recorded by the Secretary in the minute book of the corporation.

9. QUORUM. A majority of the directorships shall constitute a quorum for the transaction of business at all meetings of the Board of Directors, but any number less than a quorum may adjourn such meeting to a specified date. The act of a majority of the directors present at a meeting at which a quorum is present at the time of the act shall be the act of the Board of Directors.

10. COMPENSATION OF DIRECTORS. Directors as such shall not receive any stated compensation or salary for their services but, by resolution of the Board, a fixed sum and expenses of attendance may be allowed for attendance at each regular or special meeting of the Board, provided, however, that nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

11. COMMITTEES. The Board of Directors may, by resolution adopted by the affirmative vote of directors holding a majority of the directorships, create one or more committees, such as an Executive Committee, comprising in each case two or more directors, which committee or committees shall have and may exercise all such authority of the Board of Directors as may be delegated to it in such resolution or thereafter by similar resolution.

12. DIRECTOR EMERITUS. The Board of Directors may, from time to time, appoint any former director of the corporation who shall have retired from the board for reasons of age, health or similar reasons, as Director Emeritus of the corporation. A Director Emeritus shall be entitled to attend such meetings of the directors and be compensated therefor as the board may determine.

13. VICE CHAIRMAN. The Board of Directors may, from time to time, appoint a Vice Chairman of the Board of Directors from among the then serving members of the board who, in the absence or incapacity of the Chairman, shall have the powers and responsibilities of the Chairman with respect to meetings of the Board of Directors and of the Shareholders and shall also assist the Chairman with respect to meetings of the Board of Directors and of the Shareholders as the Chairman may request. The position of Vice Chairman shall not be a corporate office or carry with it any of the powers or responsibilities of any corporate office of the corporation, however, the same individual may simultaneously serve as Vice Chairman and as a corporate officer of the corporation. The Vice Chairman shall serve for a term of one year and until his successor is duly appointed and qualified but may be removed by the Board of Directors at any time with or without cause and with or without notice or hearing. The Vice Chairman may be compensated for his services as such as the board may determine. (Added Effective February 9, 1999)

14. MANDATORY RETIREMENT AGE. The mandatory retirement age for a director shall be age seventy (70); provided that directors serving on November 14, 2000 shall be eligible to serve until age seventy-five (75); and provided further that, Mr. Charles H. Kaman shall not be subject to any age limit (Added effective November 14, 2000).

15. CHAIRMAN EMERITUS. The Board of Directors has created the honorary position of Chairman Emeritus of the corporation and has designated Charles H. Kaman the Chairman Emeritus of the Board of

Directors of the corporation in appreciation of his service as Chairman of the Board of Directors from the inception of the corporation in 1945 to the date of his retirement from the Board of Directors in 2001. Mr. Kaman's appointment as Chairman Emeritus shall endure for the duration of his life during which he shall have the right to attend and observe all meetings of the Board of Directors. (Adopted February 17, 2004)



                             ARTICLE IV
             (Amended in its entirety effective 4/24/90)
                              Officers
                              --------

1. The directors shall elect a Chairman, a President, one or more Vice Presidents, a Treasurer and a Secretary, and may from time to time appoint such other officers as they, the directors, deem expedient. Any two or more offices may be held by the same person except the offices of President and Secretary. The duties of officers of the corporation shall be such as are prescribed by these By-laws and as may be prescribed by the directors.

2. CHAIRMAN. The Chairman shall preside at all meetings of the directors and of the stockholders and unless the directors otherwise determine, he shall be the chief executive officer of the corporation. As Chief Executive Officer, he shall have general control and management of the corporation's business and affairs, subject to the direction of the Board of Directors. He shall consult with and advise the President concerning the operations of the corporation. The Chairman shall perform such additional duties as may be assigned to him from time to time by the Board of Directors.

3. PRESIDENT. The President shall perform all duties incident to the office of President and shall have full authority and responsibility for the operation of the business of the corporation, subject to the direction of the Board of Directors and the Chief Executive Officer. In the event of the absence or disability of the Chairman, the President shall perform the duties and have the power of the Chairman. The President shall perform such additional duties as may be assigned to him from time to time by the Board of Directors or the Chief Executive Officer.

4. VICE PRESIDENT. Any Vice President shall have the powers and perform such duties as may be assigned to him by the Board of Directors or the Chief Executive Officer.

5. SECRETARY. The Secretary shall keep a record of the minutes of the proceedings of all meetings of stockholders and directors and shall issue all notices required by law or by these By-laws, and he shall discharge all other duties required of such officer by law or designated from time to time by the Board of Directors or by the Chief Executive Officer or as are incident to the office of Secretary. He shall have the custody of the seal of this corporation and all books, records and papers of this corporation, except such as shall be in the charge of the Treasurer or of some other person authorized to have custody and possession thereof by a resolution of the Board of Directors.

6. TREASURER. The Treasurer shall have charge and custody of and be responsible for all funds and securities of the corporation, keep full and accurate accounts of receipts and disbursements and books belonging to the corporation, deposit all moneys and valuable effects in the name and to the credit of the corporation in depositories designated by the Board of Directors, and, in general, perform such other duties as may from time to time be assigned to him by the Board of Directors or by the Chief Executive Officer or as are incident to the office of Treasurer.

7. TERM OF OFFICE. Each of such officers shall serve for the term of one year and until his successor is duly appointed and qualified, but any officer may be removed by the Board of Directors at any time with or without cause and with or without notice of hearing. Vacancies among the officers by reason of death, resignation or other causes shall be filled by the Board of Directors.

8. COMPENSATION. The compensation of all officers shall be fixed by the Board of Directors, and may be changed from time to time by a majority vote of the board.


                             ARTICLE V
                    Issue and Transfer of Stock
                    ---------------------------

1. CERTIFICATES. Certificates of stock shall be in form authorized or adopted by the Board of Directors and shall be consecutively numbered, provided that each certificate shall set forth upon its face as at the time of issue: the name of this corporation, a statement that this corporation is organized under the laws of the State of Connecticut, the name of the person to whom issued, the number of shares represented thereby and the par value of each such share; and provided that each certificate shall be signed by the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and shall be sealed with the seal of this corporation.

2. TRANSFER. The stock of the corporation shall be transferred only upon the books of the corporation either by the stockholder in person, or by power of attorney executed by him for that purpose, upon the surrender for cancellation of the old stock certificate. Prior to due presentment for registration of transfer of a security, the corporation shall treat the registered owner of a security as the person exclusively entitled to vote, receive notifications and dividends, and otherwise to exercise all the rights and powers of the shares represented by such security.

The form of transfer shall be as follows:

     For value received __________________ hereby sell, assign and transfer unto ____________ ______shares of the capital stock represented by the within certificate and do hereby irrevocably constitute and appoint _______________to transfer the said stock on the books of the within named corporation with full power of substitution in the premises.

Dated _________________________, 19_____.

In the presence of:______________________________________________

New certificates shall thereupon be issued to the purchaser or assignee.


                             ARTICLE VI
                                Seal
                                ----

1. The seal of this corporation shall have inscribed thereon the name of this corporation, the word "Seal" and the word
"Connecticut", and shall be in the custody of the Secretary.


                             ARTICLE VII
                             Fiscal Year
                             -----------

1.  The fiscal year of the corporation shall commence on January
1.


                            ARTICLE VIII
                             Amendments
                             ----------

1. The by-laws of the corporation may be adopted, amended or repealed at any validly called and convened meeting of the Board of Directors by the affirmative vote of Directors holding a majority of the number of directorships at the time or by the unanimous written consent of the Board of Directors as provided in Article III, Section 8 of these by-laws. Any notice of a meeting of the Board of Directors at which by-laws are to be adopted, amended or repealed shall include notice of such proposed action. (Amended Effective 4/18/94).

                                                February 17, 2004